Exhibit No. 10(CC)
THE PROGRESSIVE CORPORATION
NOTICE OF ELECTION
UNDER
DIRECTORS DEFERRAL PLAN
NAME:	DATE: , 2005
I hereby make the following election with respect to Director Fees otherwise payable to me during 2006 and thereafter until I advise you otherwise:
MEETING AND SERVICE FEES:
The following portion of my Meeting and Service Fees1 are to be deferred under the Plan: (check/complete one)

[ ]	All of such amounts

[ ]	The following portion of such amounts: %

[ ]	The first $ of such amounts each year

[ ]	Amounts in excess of $ each year
Such Fees shall be deferred into a stock or cash account (as indicated below) and paid to me as follows: (check and complete one)

[ ]	In a lump sum on the following date: .[2]
or

[ ]	In equal installments payable

[ ] Quarterly
[ ] Semiannually
[ ] Annually

[1]	Meeting and Service Fees include all fees which are to be paid to me for attendance at meetings of the Board or its Committees, or for attendance at meetings of the Company’s senior management or other Board-related services for which compensation is to be awarded, as determined in the sole discretion of the CEO.

[2]	Date indicated may not be earlier than six months and one day after such fees are credited to your account.

     Beginning                                         2 and ending                                                             (Not over ten (10) years later) and until distributed are to be invested: (check and complete one)
                      [ ] in the stock account
                      [ ] in the cash account
                      [ ]                     % in the stock account and                      % in the cash account.
RETAINER FEES:
     All amounts hereafter payable to me without regard to my attendance at meetings are to be deferred, invested in the stock account and paid to me (complete one):
                [ ] in a lump sum on the following date:                                                              .3
or
                [ ] in equal installments payable:
                     [ ] Quarterly
                     [ ] Semiannually
                     [ ] Annually
     Beginning                                          3 and ending                                          (not over ten (10) years later). In the event of my death prior to distribution of all deferred amounts, my account balance(s) should be paid (check one)
                [ ] in a lump sum payment six months after my death
or
                [ ] in a single distribution or in installments, as provided above to the following person, personal representative or entity:
     I understand that all payments of deferred Meeting, Service and Retainer Fees will be made as soon as administratively practicable following the dates I have specified above.

[3]	May not be earlier than the later of (a) the date which is six months and one day after the date such fees are credited to a stock account or (b) the date of expiration of the term with respect to which the fees are payable.

     I hereby acknowledge that my interests in the Directors Deferral Plan represented by Meeting, Service and Retainer Fees held in accounts for my benefit (the “Interests”) may be deemed securities under the federal securities laws. I hereby represent and warrant as follows:
1.	I am aware that the Interests hereby acquired have not been registered under the Securities Act of 1933, as amended (“1933 Act”), nor have they been registered under any state securities law.

2.	I am acquiring the Interests solely for my own account, for investment, and not with a view to or for any distribution, resale, subdivision, or fractionalization thereof in connection with any distribution of securities within the meaning of the 1933 Act. I am not acquiring the Interests for the benefit of any other person.

3.	I understand and agree that the Interests may not be offered for sale, sold, transferred, pledged, assigned or otherwise disposed of by me under the terms of the Plan.

(signature)